                                                                    EXHIBIT 23.1
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Data Dimensions, Inc.
Bellevue, Washington

    We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement of our report dated January 22, 1996 (except for Notes 2, 5 and 10, as to which the date is March 18, 1996) relating to the financial statements of Data Dimensions, Inc. which are contained in that Propectus.

    We also consent to the reference to us under the captions "Selected Financial Data" and "Experts."

                                          BDO SEIDMAN, LLP

Seattle, Washington
March 19, 1996